Exhibit 10.18


                            FIFTH AMENDMENT OF LEASE


     THIS FIFTH AMENDMENT OF LEASE ("Fifth Amendment"), dated this 15th day of June, 2004, by and between AMAX REALTY DEVELOPMENT, INC., a Delaware Corporation and V. PAULIUS & ASSOCIATES, a New Jersey Corporation, collectively T/A PORT CARTERET, a joint venture (hereinafter called "Landlord") and DIGIORGIO CORPORATION, a Delaware Corporation, (hereinafter called "Tenant").

                                 W H E R E A S,

     A. Landlord and Tenant previously have entered into a lease agreement dated February 11, 1994 ("Initial Lease"), for the leasing of certain lands and improvements, including a building consisting of 647,114 square feet, in Carteret, New Jersey ("Initial Lands" and "Initial Building" respectively), and thereafter amended by the First Amendment of Lease, dated August 16, 1996; the Second Amendment of Lease, dated October 30, 1996; the Third Amendment of Lease, dated November 26, 1997 and the Fourth Amendment of Lease, dated August 31, 2001; collectively referred to herein as the "Lease"; and

     B. The parties hereto desire to further amend the Lease in certain respects;

     NOW THEREFORE, for and in consideration of the premises and covenants contained therein, the parties hereto agree as follows:

     1. The recitals set forth above are incorporated by reference herein as though fully set forth at length.

     2. All capitalized terms used in this Fifth Amendment of Lease and not defined herein shall have the meaning set forth in the Lease.

     3. This Fifth Amendment of Lease shall take effect as of the date hereof.

     4. Tenant has exercised its option to cause Landlord to construct an Additional Building pursuant to Paragraph 49 of the Initial Lease, as amended, consisting of approximately 162,648 square feet.

     5. (a) Landlord shall construct and complete the Additional Building in a good, workmanlike and diligent manner in accordance with the Plans referred to in Exhibit "A" attached hereto and made a part hereof, in accordance with Specifications to be prepared by Landlord, which specifications shall be substantially similar to those for the Initial Building, in compliance with all applicable laws, ordinances, rules and regulations of any duly constituted governmental authority having jurisdiction thereof and the Tenant work described in Exhibit "B" attached hereto and made a part hereof ("Tenant Work") and shall


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proceed  diligently  and use  commercially  reasonable  efforts  to  secure  all necessary governmental approvals in connection with its construction of the Additional Building and to deliver possession of the Additional Building, including the Tenant Work, on or before October 15, 2004. Landlord shall perform its work in such manner as to cause the least reasonable possible interference with the use and occupation of the Initial Building, but shall not be required to cause work to be performed on weekends, holidays or on an overtime basis in order to reduce any interference with Tenant's use and occupation of the Initial Building.

          (b) Delivery of Possession of the Premises by Landlord to Tenant ("Delivery of Possession Date") shall be deemed to have been made when Landlord shall have given Tenant written notice of the following:

               (i) The Additional Building, the Tenant Work and all improvements as shall be necessary to obtain a Certificate of Occupancy for the Additional Building, have been Substantially Completed, as hereinafter defined in accordance with the requirements hereof; and

               (ii) All utilities, heating and air conditioning systems serving the Additional Building have been installed and are in working order; and

               (iii) The issuance of a Certificate of Occupancy for the Additional Building, including the Tenant Work.

          (c) The parties hereto agree that this Paragraph 5 constitutes an express provision as to the time at which Landlord shall deliver possession of the Additional Building, including the Tenant Work, to Tenant. Except as otherwise herein set forth, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason of any postponement of the Delivery of Possession of the Additional Building, including the Tenant Work, and Tenant hereby waives any rights to rescind this Fifth Amendment which Tenant otherwise might have pursuant to any law now or hereafter in force.

          (d) The Additional Building, including the Tenant Work, shall be deemed "Substantially Complete" or "Substantially Completed", and Delivery of Possession of the Additional Building, including the Tenant Work, shall be deemed to have occurred, in accordance with subparagraph 5(b) hereof, notwithstanding that minor or insubstantial details of construction, installation, decoration, finishing work or mechanical adjustments remain to be done in the Additional Building, including the Tenant Work, provided same would not unreasonably interfere with Tenant's use and occupancy of the Additional Building, including the Tenant Work. Within ten (10) days following Delivery of Possession, the parties shall execute a writing setting forth the Delivery of Possession Date.

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          (e) Upon Delivery of Possession,  Tenant shall be conclusively  deemed to have certified to Landlord and its mortgagee that the Term and the date for the payment of Rental pursuant to this Fifth Amendment shall have been established in accordance herewith, that there is not then any offset against any Rental to be paid pursuant to this Fifth Amendment nor any violation of any of the terms of this Fifth Amendment on the part of Landlord, that Landlord, as of the date thereof, has performed all of its obligations hereunder, and that the Additional Building, including the Tenant Work, is in satisfactory condition as of the date of such delivery, subject solely to latent defects and minor items to be set forth on a "punch list" and such other items as Tenant shall specify in a notice to Landlord, which punch list and notice shall be submitted to Landlord within thirty (30) days following the Delivery of Possession Date, which items shall be agreed upon and completed by Landlord within sixty (60) days thereafter. The foregoing provisions shall be self-operative and no further instrument or other writing shall be required unless any Permitted Mortgagee shall deem the same appropriate, in which event Tenant promptly shall execute any instrument or other writing containing the foregoing and such other similar provisions in regard to the condition of the Additional Building, including the Tenant Work, the Rental and the Term, as shall be reasonably requested by said Permitted Mortgagee.

          (f) At all times prior to the Delivery of Possession Date, Landlord shall utilize its best efforts to permit Tenant to enter the Additional Building for the purpose of performing any work necessary in order to prepare the Additional Building for its occupancy, at its sole risk, cost and expense, including without limitation the Tenant Work described on Exhibit "B". Tenant agrees that during the course of any work which it performs, whether performed prior to or subsequent to the Delivery of Possession Date, it will: (i) not damage, delay or interfere with any work being performed by Landlord or any other persons in or about the Additional Building; (ii) comply with all procedures and regulations reasonably prescribed by Landlord from time to time for coordination of such work and activities with any other work being performed in or about the Additional Building by Landlord, its designees or contractors;
(iii) not do or permit anything to be done which would interfere with the construction or operation of any work or activities being conducted by Landlord or any other persons in or about the Additional Building. If Tenant fails or refuses to comply with any of the foregoing obligations of this Paragraph, then in addition to any other rights and remedies to which Landlord may be entitled, Landlord shall have the right to require Tenant to immediately cease the performance of such work and activities until the Delivery of Possession Date.

          (g) Any access or possession by Tenant prior to the Delivery of Possession Date shall be subject to all of the terms, provisions, covenants and conditions of the Lease and this Fifth Amendment except for the payment of Rental (as defined in Paragraph 8 of this Fifth Amendment), provided, however, Tenant agrees to maintain such insurance as is required or appropriate pursuant to the applicable provisions of the Lease, together with such additional


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insurance policy or endorsement as Landlord reasonably may request to insure the improvements, work, furniture, fixtures and equipment performed, installed or located on the Additional Building by Tenant.

          (h) Tenant, at its sole cost and expense, shall be required to procure any and all approvals from any governmental authorities having jurisdiction thereover, relating to or arising out of, Tenant's Work, the business of Tenant or its use or occupancy of the Additional Building, which approvals shall include but shall not be limited to, applicable use permits, and any other permits and approvals, other than the Building Permit, Certificate of Occupancy and other construction approvals in connection with the construction of the Additional Building and Tenant's Work which shall be obtained by Landlord. Tenant agrees to make prompt application and to proceed diligently and in good faith to procure all necessary approvals (collectively, "approvals"), including all work in connection therewith, and within ten (10) days following request therefor, to furnish Landlord with true copies of all writings submitted or received in connection therewith and forthwith to notify Landlord in writing of all determinations regarding such approvals.

     6. The parties agree that the cost of the Additional Building, excluding Tenant Work or other additional work performed at the cost or expense of Tenant, shall be $5,947,622.08 or $36.56744 per square foot.

     7. The parties agree that the cost of Tenant's Work shall be as set forth on Exhibit B and shall be due and payable fifteen (15) days following the Delivery of Possession Date.

     8. The initial annual Fixed Rent to be paid on account of the Additional Building ("Additional Building Fixed Rent") shall be determined as follows:

          (a) The square footage of the Additional Building, multiplied by the cost per square foot of the Additional Building; multiplied by a rate equal to the 20 year United States Treasury Bill interest rate as of the Delivery of Possession Date, (or as of January 1, 2005 if the Delivery of Possession Date is later) plus four percentage points; plus an amount equal to four (4%) percent of the foregoing.

          (b) By way of example, as of April 8, 2004, the annual Additional Building Fixed Rent would be as follows:

          162,648 x 36.56744 = 5,947,622.08 x (4.62 + 4%) = 8.62% = 512,685.02 +
          (512,685.02  x .04) =  20,507.40 +  512,685.02  =  533,192.42  and the
          initial annual Additional Building Fixed Rent would be $3.28 per square foot.

          Note: The final determination of the annual Additional Building Fixed Rent will be based on the actual square footage of the Building and the twenty (20) year United States Treasury Bill interest rate as of


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          the  Delivery  of  Possession  Date,  provided  however,  that  if the
          Delivery of Possession Date shall not occur by January 1, 2005, the determination of Additional Building Fixed Rent shall utilize the twenty (20) year United States Treasury Bill interest rate as of January 1, 2005.

     9. The annual Improved Lands Fixed Rent for the Improved Lands completed on or about December 16, 2002 shall continue to be $187,465.77.

     10. The Additional Building Fixed Rent shall become due and payable on a monthly basis commencing as of the Delivery of Possession Date, provided however, that if the Delivery of Possession Date shall not occur on or before October 15, 2004, subject to the applicable Unavoidable Delay provisions as set forth in the Lease, then the Additional Building Fixed Rent and Additional Rent shall commence as of the later of the Delivery of Possession Date or January 1, 2005.

     11. The Additional Building Fixed Rent shall increase at the rate of $.25 per square foot as of the commencement of each fifth anniversary of the Delivery of Possession Date, including during any Renewal Terms, if applicable.

     12. Tenant shall be responsible for the payment of all Additional Rent, including Taxes, as defined in the Lease, in connection with the Additional Building in the same manner and to the same extent as provided for in the Lease for the Premises described therein.

     13. The annual Fixed Rent for the Initial Building shall not change and shall remain in accordance with the applicable provisions of the Lease through the last day of the month in which the fifteenth (15th) anniversary of the Delivery of Possession Date shall fall. Commencing as of the first (1st) month thereafter and continuing for the balance of the Extended Initial Term, as hereinafter defined, the annual Fixed Rent for the Initial Building shall increase by $.50 per square foot, or $323,577 per annum.

     14. All of the Additional Building shall be used by Tenant in accordance with the provisions of Paragraph 6 of the Initial Lease in the same manner and to the same extent as if it was part of the initial Premises leased pursuant to the Lease.

     15. The first Renewal Term set forth in the Lease hereby is deemed to have been exercised and the Term of the Lease, as amended herein, shall be extended for a period through the last day of the month in which the twentieth (20th) anniversary of the Delivery of Possession Date shall fall ("Extended Initial Term"). The second Renewal Term, if exercised, including the annual Fixed Rent to be paid during the second Renewal Term, shall be governed in accordance with the applicable Lease provisions and shall commence on the day following expiration of the Extended Initial Term.

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     16. Except as otherwise herein provided,  the Additional  Building shall be deemed part of the Premises leased to Tenant pursuant to the Lease as herein amended, in the same manner and to the same extent as if all of the Additional Building was part of the Premises leased to Tenant as of the Commencement Date of the Lease, including, without limitation, the respective obligations of Landlord and Tenant for repair and maintenance, Tenant obligations of insurance and the rights of Tenant to purchase the Premises and/or to extend the Term of the Lease.

     17. (a) As of the Delivery of Possession Date, Tenant shall deliver to Landlord on account of Security a new letter of credit in accordance with the applicable provisions of Paragraph 40 of the Lease, in an amount equal to two
(2) months Fixed Rent payable pursuant to the Lease, as amended herein.

          (b) At such times as any of the Fixed Rent payments shall increase pursuant to the Lease, or this Fifth Amendment, or any subsequent Amendment to Lease, Tenant shall deliver to Landlord on account of Security, a new, amended or supplemental letter of credit in accordance with the applicable provisions of Paragraph 40 of the Lease, in an amount equal to two (2) months Fixed Rent payable pursuant to the Lease, as amended.

     18. As of the Delivery of Possession Date, Tenant shall provide to Landlord proof of insurance in accordance with the provisions of Paragraph 7(a)(i) of the Initial Lease and the applicable provisions of the Amendments thereto, including Paragraph 31 of the Fourth Amendment of Lease, together with insurance pursuant to Paragraph 7(a)(i) of the Initial Lease for the Additional Building reflecting an insured value of $5,500,000.00.

     19. In the event of any inconsistency between the provisions of this Fifth Amendment and the Lease, the provisions of this Fifth Amendment shall control.

     20. In all other respects and matters, the Lease, as amended herein, shall remain in full force and effect.

     21. Landlord, on the request of Tenant, agrees to execute a Landlord's Waiver Agreement and Consent in form mutually satisfactory to Landlord and any lender of Tenant receiving a lien on Tenant's fixtures, furniture and equipment.

     IN WITNESS WHEREOF, the parties have caused these presents to be signed by duly authorized persons, as of the day and year first above written.

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                                       Landlord:

                                       T/A PORT CARTERET, a joint venture
                                       By: AMAX REALTY DEVELOPMENT, INC.


                                       By: /s/ Anthony Filiaci
                                           -------------------
                                           Anthony Filiaci

                                       By:   V. PAULIUS & ASSOCIATES


                                       By: /s/ Robert Paulius
                                           ----------------------
                                           Robert Paulius , Vice President

                                       Tenant:

                                       DIGIORGIO CORPORATION


                                       By: /s/  George W. Conklin
                                           ----------------------
                                           George W. Conklin, Vice President


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                                   EXHIBIT "A"

Plans for the "Additional Building" to Distribution Center No. 4, prepared by Paulius International, P.C. as set forth below in the List of Drawings. This Exhibit references not only the construction of the warehouse portion of the Additional Building, but also depicts offices/lockers/cafeteria and a mezzanine area which are not part of the initial Additional Building and the drawings of which are intended to be shaded on the Plans referenced below. Landlord and Tenant have agreed to create an additional amendment with exhibits reflecting the construction of the office/lockers/cafeteria and mezzanine storage areas.


                               WAREHOUSE ADDITION
                            DISTRIBUTION CENTER NO. 4

LIST OF DRAWINGS

          ARCHITECTURAL

a1       Overall Floor Plan                 5/20/04
a2       Floor Plan                         5/20/04
a3       Office Floor Plan                  5/20/04
a4       Building Elevations                5/20/04
a5       Building Section                   5/20/04
a6       Building Section                   5/20/04
a7       Schedules & Details                5/20/04
a8       Toilet Plans & Details             5/20/04

                             EXHIBIT B - TENANT WORK

          In connection with the construction of the Additional Building, the following work shall be performed by the Landlord at the Tenant's sole expense, hereinafter ("Tenant's Work"):

          A. Landlord shall construct the Additional Building with five (5) additional feet of ceiling height in the warehouse area, as depicted on Drawings a-4, a-5 and a-6 referred to in Exhibit A.

          B. The cost for the Tenant's Work shall be the total sum of $232,200.00.